SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 15, 2006 (August 11, 2006)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In March 2000, AVAX Technologies, Inc. (the “Company”) announced the conversion of all outstanding shares of Series B Convertible preferred stock into fully paid, non-assessable shares of common stock. As of the conversion date there were 66,093 shares of Series B Convertible preferred stock outstanding that were convertible into 1,724,152 shares of common stock. With no shares of the Series B Convertible preferred stock issued or outstanding, on June 12, 2006, the Board of Directors of the Company directed the officers of the Company to file with the Secretary of State of the State of Delaware a certificate of elimination for the Series B Convertible preferred stock. Accordingly, effective June 16, 2006, the Company eliminated the certificate of designation for the Series B Convertible preferred stock. The Certificate of Elimination for the Series B Convertible preferred stock is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

3.1	Certificate of Elimination of Series B Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: August 15, 2006.	By:	/s/ Richard P. Rainey
Name: Richard P. Rainey Title: President